As filed with the Securities and Exchange Commission on October 29, 2010.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Owens-Illinois, Inc.

(Exact name of registrant as specified in its charter)

Delaware	22-2781933
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Michael Owens Way Perrysburg, Ohio 43551-2999 (567) 336-5000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James W. Baehren
Senior Vice President Strategic Planning,
General Counsel and Secretary
One Michael Owens Way

Perrysburg, Ohio 43551-2999
(567) 336-5000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Scott C. Herlihy, Esq.

Latham & Watkins LLP

555 Eleventh Street, NW, Suite 1000

Washington, DC 20004

(202) 637-2200

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $0.01 par value per share	14,534,298	$27.52	$399,983,881	$28,518.85

(1)

Represents the number of shares of our common stock (the “Common Stock”) issuable upon exchange of 3.00% Exchangeable Senior Notes due 2015 (the “Notes”) of Owens-Brockway Glass Container Inc., an indirect, wholly-owned subsidiary, at an exchange rate corresponding to the initial exchange rate of 21.0642 shares of our Common Stock per $1,000 principal amount of the Notes. In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers any additional shares of Common Stock as may be issued in connection with any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee.  The Proposed maximum offering price per share is based upon the average of the high and low prices for the Company’s Common Stock as reported on the New York Stock Exchange on October 26, 2010 ($27.52).

PROSPECTUS

Owens-Illinois, Inc.

COMMON STOCK

On May 7, 2010 and May 20, 2010, Owens-Brockway Glass Container Inc. (“Owens-Brockway”), our indirect, wholly-owned subsidiary, issued and sold $690,000,000 3.00% Exchangeable Senior Notes due 2015, which we refer to as the “Notes,” in a private placement exempt from registration under the Securities Act.  Upon an exchange of a Note, Owens-Brockway will pay an amount of cash and we will deliver a number of shares of our Common Stock, if any, to the exchange holder for each $1,000 principal amount of Notes exchanged based on a formula tied to the trading price of our Common Stock.  The exchange rate for the Notes initially equals 21.0642 shares of our Common Stock per $1,000 principal amount of the Notes.  Exchanging holders may use this prospectus to re-sell from time to time shares of our Common Stock issuable upon exchange of the Notes.  We will not receive any of the proceeds from the sale of our Common Stock by the selling stockholders.

Our Common Stock is listed for trading on the New York Stock Exchange under the symbol “OI.”  On October 28, 2010, the closing sale price of our Common Stock as reported on the New York Stock Exchange was $27.50 per share.

Investing in our Common Stock involves risks.  Please read “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is October 29, 2010.

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  No offer of the securities covered by this prospectus is being made in any jurisdiction where the offer is not permitted.  You should assume that the information appearing in this prospectus, any prospectus supplement and any other document incorporated by reference is accurate only as of the date on the front cover of those documents.  Our business, financial condition, results of operations and prospects may have changed since those dates.

Under no circumstances should the delivery to you of this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “O-I,” “OI Inc.,” “Owens-Illinois,” the “Company,” “we,” “us,” and “our” mean Owens-Illinois, Inc. and its wholly owned subsidiaries, including Owens-Illinois Group, Inc.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3, of which this prospectus is a part, with the Securities and Exchange Commission (“SEC”) that registers the issuance and sale of the securities offered by this prospectus under the Securities Act.  The registration statement, including the attached exhibits, contains additional relevant information about us.  The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act.  Our SEC filings are available to the public through the SEC’s website at http://www.sec.gov and are also available free of charge through our web site at http://www.o-i.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC.  Other than the specific documents incorporated by reference, information on our web site is not incorporated into this prospectus or our other securities filings and does not form a part of this prospectus.  You may also read and copy any materials we file with the SEC at the

SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with them.  This means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered to be part of this prospectus.  We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K or other applicable SEC rules) rather than filed:

•                  our annual report on Form 10-K for the year ended December 31, 2009 as filed with the SEC on February 10, 2010;

•                  our quarterly report on Form 10-Q for the quarter ended March 31, 2010, as filed with the SEC on April 29, 2010;

•                  our quarterly report on Form 10-Q for the quarter ended June 30, 2010, as filed with the SEC on July 29, 2010;

•                  our quarterly report on Form 10-Q for the quarter ended September 30, 2010, as filed with the SEC on October 28, 2010; and

•                  our current reports on Form 8-K, as filed with the SEC on May 7, 2010, May 21, 2010 and October 28, 2010.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the offerings hereunder are completed will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement.  Any statement that is modified or superseded will not constitute a part of this prospectus, except as so modified or superseded.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address or calling the following number:

Owens-Illinois, Inc.

One Michael Owens Way

Perrysburg, Ohio 43551-2999

(567) 336-5000

Attn: Investor Relations

FORWARD-LOOKING STATEMENTS

This document contains “forward looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Forward-looking statements reflect the Company’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. It is possible the Company’s future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) foreign currency fluctuations relative to the U.S. dollar, (2) changes in capital availability or cost, including interest rate fluctuations, (3) the general political, economic and competitive conditions in markets and countries where the Company has its operations, including the announced expropriation of the Company’s operations in Venezuela, disruptions in capital markets, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, and changes in tax rates and laws, (4) consumer preferences for alternative forms of packaging, (5) fluctuations in raw material and labor costs, (6) availability of raw materials, (7) costs and availability of energy, (8) transportation costs, (9) the ability of the Company to raise selling prices commensurate with energy and other cost increases, (10) consolidation among competitors and customers, (11) the ability of the Company to integrate operations of acquired businesses and achieve expected synergies, (12) unanticipated expenditures with respect to environmental, safety and health laws, (13) the performance by customers of their obligations under purchase agreements, and (14) the timing and occurrence of events which are beyond the control of the Company, including any expropriation of the Company’s Venezuelan operations and events related to asbestos-related claims. It is not possible to foresee or identify all such factors. Any forward-looking statements in this document are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While the Company continually reviews trends and uncertainties affecting the Company’s results of operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward-looking statements contained in this document.

INDUSTRY AND MARKET DATA

We have obtained some industry and market share data from third-party sources that we believe are reliable.  In many cases, however, we have made statements in this prospectus (or in documents incorporated by reference in this prospectus) regarding our industry and our position in the industry based on estimates made based on our experience in the industry and our own investigation of market conditions.  We believe these estimates to be accurate as of the date of this prospectus.  However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties.  As a result, you should be aware that the industry and market data included or incorporated by reference in this prospectus, and estimates and beliefs based on that data, may not be reliable.  We cannot guarantee the accuracy or completeness of any such information.

OWENS-ILLINOIS, INC.

We are the largest manufacturer of glass containers in the world, with the leading position in Europe, North America, South America and Asia Pacific.  Established in 1903, O-I employs more than 24,000 people with 81 plants in 22 countries.  In 2009, net sales were $7.1 billion.

RISK FACTORS

The securities to be offered by this prospectus may involve a high degree of risk.  When considering an investment in any of the securities, you should consider carefully all of the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009, or any other document filed by us with the SEC after the date of this prospectus (including, but not limited to, subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, or amendments to such reports).  If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described in the prospectus supplement speculative or risky.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of Common Stock by the selling stockholders.

SELLING STOCKHOLDERS

The following table, as it may be amended by supplements to this prospectus, sets forth information, as of the date hereof, with respect to the selling stockholders and the number of shares of our Common Stock that would become beneficially owned by each stockholder should we issue our Common Stock to such selling stockholder that may be offered pursuant to this prospectus upon the exchange or redemption of Owens-Brockway’s 3.00% Exchangeable Senior Notes due 2015.  The number of shares of our Common

Stock issuable upon the exchange or redemption of the Notes shown in the table below assumes exchange of the full amount of Notes held by each selling stockholder at the maximum exchange rate of 21.0642 shares of our Common Stock per $1,000 principal amount of Notes and a cash payment in lieu of any fractional share.  The exchange rate is subject to adjustment in certain events but is not adjusted for accrued interest.  As a result, the number of shares issuable upon exchange of the Notes may increase or decrease in the future.

No estimate can be given as to the number of shares of our Common Stock that each selling stockholder will own after the sale of any shares under this prospectus, because the selling stockholders may offer all, some or none of their respective shares.  No selling stockholder named in the table below owns or will own more than 1% of our outstanding Common Stock before or after the offering.

Stockholder Name	Number of Shares of Common Stock Beneficially Owned Prior to Offering (1)	Number of Shares of Common Stock to be Offered (2)	Percentage Ownership of Common Stock After Offering (3)
KBC Financial Products USA Inc.	1,685	1,685	*
Columbia Convertible Securities Fund	94,789	94,789	*
Ellsworth Fund Ltd.	10,532	10,532	*
Bankcroft Fund Ltd.	10,532	10,532	*
Camden Asset Management, L.P. (Bank of America Pension Plan)	38,969	38,969	*
Camden Asset Management, L.P. (Citigroup Pension Plan)	5,266	5,266	*
Camden Asset Management, L.P. (Equity Overlay Fund, LLC)	13,692	13,692	*
Camden Asset Management, L.P. (John Deere Pension Plan Trust)	8,426	8,426	*
Camden Asset Management, L.P. (Hollowbattle)	148,503	148,503	*
Camden Asset Management, L.P. (Redbourn Partners, Ltd.)	125,332	125,332	*
Camden Asset Management, L.P. (Yawlfarer #1)	15,798	15,798	*
Camden Asset Management, L.P. (Yawlfarer #2)	12,639	12,639	*
O’Connor Global Convertible Bond Master Limited	21,064	21,064	*
O’Connor Global Multi-Strategy Alpha Master Limited	575,052	575,052	*
O’Connor Global Convertible Arbitrage II Master Limited	75,304	75,304	*

O’Connor Opportunistic Strategies Limited	34,229	34,229	*
Man Umbrella SICAV	57,926	57,926	*
Alcon Laboratories	10,152	10,152	*
HFR CA Opportunity Master Trust	23,950	23,950	*
The Advent Convertible Arbitrage Master Fund	344,778	344,778	*
The Advent Convertible Arbitrage Fund , Cayman Fund II	84,193	84,193	*
San Francisco City and County Employee Retirement System	35,598	35,598	*
Occidental Petroleum Corporation	8,931	8,931	*
British Virgin Islands Social Security Board	5,708	5,708	*
Independence Blue Cross (KHPE Advent Convertible)	20,600	20,600	*
Pro Mutual	21,316	21,316	*
The Police and Fire Retirement System of the City of Detroit	11,016	11,016	*
Trustmark Insurance Company	2,296	2,296	*
Nextera Energy	37,431	37,431	*
Metropolitan Washington Airports Authority Retirement Plan Police & Fire	1,053	1,053	*
Metropolitan Washington Airports Authority Retirement General Employees Plan	1,790	1,790	*
Domestic & Foreign Missionary Society DFMS	2,885	2,885	*
Institutional Benchmark Series Ltd	41,770	41,770	*
Altma Fund SICAV p.l.c. in respect of Advent Convertible Arbitrage Sub-Fund (INOCAP)	14,766	14,766	*
Teachers’ Retirement System of the City of New York 267	29,890	29,890	*
New York City Employees Retirement System	36,377	36,377	*
Teachers’ Retirement System of the City of New York 269	25,445	25,445	*
New York City Police	19,589	19,589	*

Pension Fund
New York City Fire Department Pension Fund	9,521	9,521	*
California Health Care Foundation	17,146	17,146	*
Partners Group Alternative Strategies PCC Limited Gold Zeta Cell	22,981	22,981	*
MABSTOA	4,023	4,023	*
State of Alaska	17,672	17,672	*
New York City MTA	10,026	10,026	*
Advent/Claymore Enhanced Growth & Income Fund	19,379	19,379	*
GM IMCO Trust	64,456	64,456	*
LGT MM CONV BOND FUND CH0638-G	13,481	13,481	*
Oyster Global Convertibles	45,498	45,498	*
Advent Global Phoenix Convertible Fund	14,428	14,428	*
Insurance Australia Group	32,649	32,649	*
Advent Global Phoenix High Grade Convertible Fund	29,700	29,700	*
BMW — Suzuka Annapurna	22,749	22,749	*
State of Maryland	4,212	4,212	*

*  Denotes less than 1%.

(1)  This includes shares of our Common Stock issuable upon the exchange of the Notes and shares held by the selling stockholder prior to exchange of any Notes.

(2)  The number of shares in the column “Number of Shares of Common Stock to be Offered” represents all of the shares of Common Stock that the selling stockholder may offer under this prospectus. The resale shares may be offered from time to time by the selling stockholder.

(3)  This is based on 163,635,632 shares of our Common Stock outstanding on September 30, 2010, and assumes that the selling stockholder sells all of the resale shares offered pursuant to this prospectus supplement.

The term “selling stockholders” also includes persons who obtain Common Stock from the selling stockholders as a gift, on foreclosure of a pledge, in a distribution or dividend of assets by an entity to its equity holders or in another private transaction.

Except as set forth above, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us or, insofar as we are aware, any of our predecessors or affiliates.

With respect to selling stockholders that are affiliates of broker-dealers, we believe that such entities acquired their Notes and underlying Common Stock in the ordinary course of business and, at the time of the purchase of the Notes and underlying Common Stock, such selling stockholders had no agreements or undertakings, directly or indirectly, with any person to distribute the Notes or underlying Common Stock.  To the extent that we become aware that such entities did not acquire their Notes or underlying Common Stock in the ordinary course of business or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus is a part to designate such affiliate as an “underwriter” within the meaning of the Securities Act.

PLAN OF DISTRIBUTION

Resales by Selling Stockholders

We are registering the shares of Common Stock on behalf of the selling stockholders pursuant to the terms of a Registration Rights Agreement entered into in connection with the offering of the $690,000,000 3.00% Exchangeable Senior Notes due 2015.

The term “selling stockholders” also includes persons who obtain Common Stock from the selling stockholders as a gift, on foreclosure of a pledge, in a distribution or dividend of assets by an entity to its equity holders or in another private transaction.

Types of Sale Transactions

The selling stockholders may sell the shares of Common Stock offered by this prospectus at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices that may be changed. Sales of shares of our Common Stock by the selling stockholders may occur from time to time in one or more of the following types of transactions (which may involve crosses or block transactions):

•                  through the New York Stock Exchange or any other securities exchange that quotes the Common Stock;

•                  in the over-the-counter market;

•                  in transactions other than on those exchanges or in the over-the-counter market (including negotiated transactions and other private transactions);

•                  in short sales (sales of shares completed by delivery of borrowed stock) of the Common Stock, in transactions to cover short sales or otherwise in connection with short sales;

•                  by pledge to secure debts and other obligations or on foreclosure of a pledge;

•                  through put or call options, including the writing of exchange-traded call options, or other hedging transactions related to the Common Stock; or

•                  in a combination of any of the above transactions.

Selling stockholders may enter into hedging transactions from time to time in which a selling stockholder may:

•                  enter into transactions with a broker-dealer or any other person in connection with which such broker-dealer or other person will engage in short sales of Common Stock, in which case such broker-dealer or other person may use shares of Common Stock received from the selling stockholder to close out its short positions;

•                  sell Common Stock short itself and redeliver shares offered by this prospectus to close out its short positions or to close out stock loans incurred in connection with its short positions;

•                  enter into option or other types of transactions that require the selling stockholder to deliver Common Stock to a broker-dealer or any other person, who will then resell or transfer the Common Stock under this prospectus; or

•                  loan or pledge the Common Stock to a broker-dealer or any other person, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares under this prospectus.

Selling stockholders may use broker-dealers or other persons to sell their shares in transactions that may include one or more of the following:

•                  a block trade in which a broker-dealer or other person may resell a portion of the block, as principal or agent, in order to facilitate the transaction;

•                  purchases by a broker-dealer or other person, as principal, and resale by the broker-dealer or other person for its account; or

•                  ordinary brokerage transactions and transactions in which a broker solicits purchasers.

Resales by selling stockholders may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling stockholder’s agent in the resale of the shares of Common Stock by the selling stockholder, or the securities firm may purchase shares of our Common Stock from the selling stockholder as principal and thereafter resell those shares from time to time. The fees earned by or paid to the securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. The securities firm may resell the securities through other securities dealers, and commissions or concessions to those other dealers may be allowed.

The selling stockholders and any agent, broker or dealer that participates in sales of Common Stock offered by this prospectus may be deemed “underwriters” under the Securities Act, and any commissions or other consideration received by any agent, broker or dealer may be considered underwriting discounts or commissions under the Securities Act.

Instead of selling shares of Common Stock under this prospectus, the selling stockholders may sell shares of Common Stock in compliance with the provisions of Rule 144 or Regulation S under the Securities Act, if available.

Regulation M

We have informed the selling stockholders that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to their sales of Common Stock.

Prospectus Delivery Requirements

Because a selling stockholder may be deemed an underwriter, the selling stockholders must deliver this prospectus and any supplements to this prospectus in the manner required by the Securities Act. This might include delivery through the facilities of the New York Stock Exchange in accordance with Rule 153 under the Securities Act.

Indemnification

The selling stockholders may agree to indemnify any agent, broker or dealer that participates in sales of Common Stock against liabilities arising under the Securities Act from sales of Common Stock.

Expenses of this Offering

We will pay all expenses in connection with the registration of the shares of Common Stock covered by this prospectus. The selling stockholders are responsible for all underwriting discounts and commissions and broker’s fees.

DESCRIPTION OF COMMON STOCK

As of the date of this prospectus, we are authorized to issue up to 250,000,000 shares of Common Stock, $0.01 par value per share.  As of September 30, 2010, we had 163,635,632 shares of Common Stock outstanding.

The following summary does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our Second Restated Certificate of Incorporation (the “Certificate”), and Third Amended and Restated Bylaws (the “Bylaws”).

Common Stock

Each holder of Common Stock is entitled to one vote for each share owned of record on the election of directors and all other matters voted upon by stockholders, and, except as described below, a majority vote is required for all actions to be taken by stockholders.  There are no cumulative voting rights in the election of directors. Each director to be elected by the stockholders is elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares represented and entitled to vote therefore at a meeting of the stockholders for the election of directors at which a quorum is present.  The quorum required at any stockholders meeting for consideration of any matter is a majority of the issued and outstanding shares of Common Stock, represented in person or by proxy.  If the board of directors of OI Inc. determines that the number of nominees exceeds the number of directors to be elected at such meeting, whether or not the election becomes an uncontested election after such determination, each of the directors to be elected at that meeting shall be elected by the affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote at such meeting.   In the event of a liquidation, dissolution or winding-up of OI Inc., the holders of Common Stock are entitled to share equally and ratably in the assets of OI Inc., if any, remaining after the payment of all debts and liabilities of OI Inc. and the liquidation preference of any outstanding preferred stock.  The Common Stock has no pre-emptive rights and no redemption, sinking fund or conversion provisions.

Provisions of Our Certificate of Incorporation and Bylaws

The Certificate also provides for a classified board of directors consisting of three classes as nearly equal in size as practicable.  Each class holds office until the third annual meeting for election of directors following the election of such class.  A director may be removed without cause either by (i) a majority vote of the directors then in office (including for purposes of calculating the number of directors then in office, the director subject to such removal vote) or (ii) the affirmative vote of stockholders holding at least 80% of the capital stock entitled to vote for the election of directors.  Additionally, the provision relating to the classified board may be amended only upon the vote of the holders of at least 80% of the capital stock entitled to vote for the election of directors.  The Certificate also prohibits action by written consent of stockholders.

Delaware Anti-Takeover Law

The Company is subject to the “business combination” statute of the DGCL, an anti-takeover law enacted in 1988. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder,” for a period of three years after the date of the transaction in which a person became an “interested stockholder,” unless (i) prior to such date the board of directors of the corporation approved either the “business combination” or the transaction which resulted in the stockholder becoming an “interested stockholder,” (ii) upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) at or subsequent to such time the “business combination” is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of a least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.” A “business combination” includes mergers, stock or asset sales and other transactions resulting in a financial benefit to the “interested stockholders.” An “interested stockholder” is generally a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation’s voting stock. Although Section 203 permits the Company to elect not to be governed by its provisions, the Company to date has not made this election. As a result of the application of Section 203, potential acquirers of the Company may be discouraged from attempting to effect an acquisition transaction with the Company, thereby possibly depriving holders of the Company’s securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

LEGAL MATTERS

The validity of the Common Stock offered in this prospectus will be passed upon for us by Latham & Watkins LLP, Washington, DC.

EXPERTS

The consolidated financial statements of OI Inc. appearing in OI Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2009 (including the financial statement schedule appearing therein), and the effectiveness of OI Inc.’s internal control over financial reporting as of December 31, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 1.  Other Expenses of Issuance and Distribution.

The following table sets forth estimates of the costs and expenses, other than selling or underwriting discounts and commissions, to be incurred by us in connection with the issuance and distribution of the securities being registered hereby.

SEC registration fee	$28,518.85
Printing and engraving expenses*	$1,500
Legal fees and expenses*	$7,000
Accounting fees and expenses*	$2,500
Miscellaneous*	$1,500
Total	$41,018.85

*                 Estimated.

Item 2.  Indemnification of Directors and Officers.

Delaware Corporations

OI Inc. is incorporated under the laws of the State of Delaware.  Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.  Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The Certificate and Bylaws provide that indemnification shall be to the fullest extent permitted by applicable law.  As permitted by Section 102(b)(7) of the DGCL, the Certificate provides that, except under certain circumstances, directors shall not be personally liable to OI Inc. or its stockholders for monetary damages for breach of fiduciary duties as a director; however, such provision does not exonerate the directors from liability under federal securities laws, and has no effect on any nonmonetary remedies that may be available to OI Inc. or its stockholders.

Item 3.  Exhibits.

The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this registration statement.

Item 4.  Undertakings.

A.  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs A(l)(a), A(1)(b) and A(1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement: and

(b)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

D.  The undersigned registrant hereby undertakes:

(1)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus or any prospectus supplement filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus or prospectus supplement filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus or prospectus supplement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Owens-Illinois, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Perrysburg, State of Ohio, on October 29, 2010.

OWENS-ILLINOIS, INC.

By:	/s/ James W. Baehren
James W. Baehren
Senior Vice President Strategic Planning, General Counsel and Secretary

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Owens-Illinois, Inc. hereby constitutes and appoints James W. Baehren and Edward C. White his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Albert P. L. Stroucken	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	October 29, 2010

/s/ Edward C. White	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 29, 2010

/s/ Gary F. Colter	Director	October 29, 2010

/s/ Jay L. Geldmacher	Director	October 29, 2010

/s/ Peter S. Hellman	Director	October 29, 2010

/s/ David H. Y. Ho	Director	October 29, 2010

Signature	Title	Date

/s/ Anastasia D. Kelly	Director	October 29, 2010

/s/ John J. McMackin, Jr.	Director	October 29, 2010

/s/ Corbin A. McNeill, Jr.	Director	October 29, 2010

/s/ Hugh H. Roberts	Director	October 29, 2010

/s/ Helge H. Wehmeier	Director	October 29, 2010

/s/ Dennis K. Williams	Director	October 29, 2010

/s/ Thomas L. Young	Director	October 29, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit

3.1

Second Restated Certificate of Incorporation of the Company, dated April 23, 2009 (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009).

3.2

Third Amended and Restated By-laws of Owens-Illinois, Inc., effective as of April 29, 2010 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on April 27, 2009).

5.1*	Opinion of Latham & Watkins LLP regarding legality of the securities being registered.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included as a part of the signature page of the Registration Statement).

*	Filed herewith.